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                                                                    EXHIBIT 99.2

                             WINTERGREEN FUND, INC.
                              OFFICER'S CERTIFICATE

     I, Nicole Wood Hermsdorf, am a duly elected and acting Assistant Secretary of Wintergreen Fund, Inc., (the "Fund") a Maryland corporation; and do hereby certify that the following are full, true and correct copies of certain resolutions adopted by the Board of Directors of the Fund on September 24, 2007, and that such resolutions have not been rescinded, amended or modified and on the date hereof are in full force and effect:

     WHEREAS, Rule 17g-1 under the 1940 Act requires Wintergreen Fund, Inc. (the "Fund") to maintain a fidelity bond against larceny and embezzlement, covering each Officer of the Fund who may have access to the Fund's securities or funds; and

     WHEREAS, Rule 17g-1 prescribes a required minimum amount for the Fund's fidelity bond based on the Fund's gross assets, and accordingly, the Fund currently has $900,000 of coverage (the amount required for $500,000,000-$750,000,000 of the Fund's assets), which was extended for a period of one day to cover the period between the expiration of the bond and the meeting of the Directors; and

     WHEREAS, the Fund's management has proposed that the Fund obtain $1,250,000 of coverage, the amount required for $1,000,000,000 to $1,500,000,000 of the Fund's assets, at a premium of $4,462 with an automatic inflationary provision that will automatically increase the limit of the fidelity bond as Fund assets increase to comply with the SEC requirements and for automatic coverage for any newly created Funds; now therefore be it

     RESOLVED, that the Board of Directors of the Fund, including a majority of the Directors that are not "interested persons" (as defined in section 2(a)(19) of the 1940 Act) of the Fund, determines that the form of fidelity bond proposed to be issued by St. Paul Mercury Insurance Company in the principal amount of $1,250,000, be, and hereby is, reasonable, in the form and amount herein presented after having given consideration to the value of the aggregate assets of the Fund , the type and terms of the arrangements made for the custody and safekeeping of such assets, and the nature of the securities in the Fund's portfolio; and in the best interests of the Fund; and be it further

     RESOLVED, that the Officers of the Fund be, and each hereby is, authorized to execute and deliver such documents and make such filings as may be necessary to effect the fidelity bond coverage contemplated hereby, and to increase such coverage as may be necessary to meet the requirements of the 1940 Act and the rules thereunder; and be it further

     RESOLVED, that the Officers of the Fund be, and each hereby is, designated as an Officer directed to make filings and give notices required of the Fund by Rule 17g-1 under the 1940 Act.

     IN WITNESS WHEREOF, I have hereunto signed my name this 5th day of December 2007.


                                        /s/ Nicole Wood Hermsdorf
                                        ----------------------------------------
                                        Nicole Wood Hermsdorf
                                        Assistant Secretary

     I, Steven Graff, Vice President of the Fund, hereby do certify that on this 5th day of December 2007, Nicole Wood Hermsdorf is the duly elected Assistant Secretary of the Fund and that signature above is her genuine signature.


                                        /s/ Steven Graff
                                        ----------------------------------------
                                        Steven Graff
                                        Vice President